Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report on Qwest Cyber.Solutions LLC (and to all references to our Firm) included in or made part of this Registration Statement (No. 333-36328).

/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,

December 19, 2000